Exhibit 10.26

Lease Agreement

Which was made and signed in Caesarea, on 20 August 2008

Between

Heshet Carmel Ltd.

of 3 Ha’eshel Street, Industrial Park South, Caesarea

Hereinafter: “the lessor”

On the one side

And

Nilimedics Ltd.

Private Company No. 513229708

of

Hereinafter: “the lessee”

On the other side

Whereas:	the lessor declares that it is the owner of the rights in an office building situated on the land known as block 11359 plots 19 (in part) and 20 (in part), lot no. 13, portion 2, according to a detailed plan Mem Caf 286 in Tirat Hacarmel, 4 Ha’etgar St., Industrial Park, Tirat Ha’carmel (hereinafter: “the building”), and that it is entitled to let it to the lessee, and that the lessee hereby declares that there is no prevention to its engagement in this agreement;

And whereas:	the lessor agreed to let the lessee part of the second floor of the building, an area of 625 square meters (external measures including a relative part due to common areas) as well as 12 parking areas, all as marked in red in the blueprint attached as Appendix A to this agreement (hereinafter; “the rented property”);

And whereas:	the lessee wishes to rent the rented property from the lessor in an unprotected lease, for the purpose of offices, laboratory management and production of medical products (hereinafter: “the purpose”).

Therefore it was stipulated and agreed as follows:

1.	Introduction

1.1.	The introduction to this agreement forms an inseparable part thereof.

1.2.	The titles of the paragraphs in this agreement are for convenience purposes only and are not part of the agreement.

1.3.	The instructions of this agreement defeat and precede any agreement, undertaking, or previous agreement, if any, between the parties, in writing or by word of mouth.

2.	The Renting Period

2.1.	The lessor hereby lets the lessee, and the lessee hereby rents from the lessor the rented property for the renting period, as of the first day of the lease until the final day of the lease, according to the conditions detailed in this agreement, all according to the definition of these terms (as detailed in Appendix B).

3.	The Rent

3.1.	The rent for the rented property shall be paid according to the following key and calculations:

It is agreed that for the purpose of calculating the monthly rent – the area of the rented property comprises of 625 square meters.

3.1.1	During the first year of lease, the monthly rent will stand on a total sum of 49 NIS per square meter.

3.1.2	It is agreed that the rent will effectively increase every year at a rate of 2%. It is hereby clarified that the stated in this paragraph shall apply also during every year of the additional renting period, as defined in Appendix B to this agreement, if and as much as the lessee will make use of its right to extend the renting period by an additional period. (Hereinafter: “the basic rent”).

3.1.3	Linkage differentials shall be added to the rent, while the basic index shall be the general index published on 15.2.2008.

3.1.4	Value Added Tax (VAT) at the rate applicable by law shall be added to the rent, including linkage differentials, at the time of actual payment of rent.

3.2.	In this paragraph, the following terms shall have the definitions which appear next to them:

Index - means the consumer price index, including fruit and vegetables, which is published by the Central Bureau of Statistics. If the index’ basis will be changed, or if the method of its calculation and setting will be changed, or if the index will be published by another body instead of the above bureau, the company will make the calculation of the increase of index for the purpose of this paragraph pursuant to the consent of the lessee.

Basic index – the index published on 15.2.2008.

New Index - the last published index, before the time set in this agreement for any payment of the payments that the lessee undertook to pay as detailed above.

Linkage differentials - the difference between the new index and the basic index, divided by the basic index and multiplied by the basic rent.

3.3.	The basic rent together with linkage differentials and VAT shall be named hereafter in short “the intake” or “the rent”. The parties agree that the lessor shall be entitled to round off the periodic intake which the lessee must pay the lessor according to this agreement, up to the nearest 1 shekel (NIS).

3.4.

The intake shall be paid monthly and in advance, on every 20th of the month before the month for which rent is due, by a standing order, the version of which is attached as Appendix E to this agreement. The lessee will deliver to the lessor a standing order signed by the bank within 7 days from the date of signing this agreement.

It is hereby clarified that breach of this paragraph shall form a fundamental breach of contract for all intents and purposes.

3.5.	The lessee hereby declares that it is well aware that it is obligated to pay the full rent for the whole renting period, even if it made use of the rented property only in part of the renting period. This unless one cannot make any use of the rented property for a reason stemming from the lessor only for a period longer than 90 days, and the lessor has not stopped the prevention after it was given a 45 day written warning in this regard.

4.	Parking Areas

4.1.	Out of the parking areas which were permitted by the company in the building, the lessor shall allot 12 parking lots for the use of the lessee, as drawn in the blueprint enclosed to this agreement and marked as Appendix A1.

It is agreed that the lessor shall be entitled to change the location of the abovementioned parking lots and allot the lessee other parking lots, under the same conditions. This according to the parking map enclosed to this agreement and marked as Appendix A2.

4.2.	It is agreed that the lessee shall bear a monthly payment of 180 NIS together with linkage differentials and VAT for every parking lot made available to it, as stated in the blueprint to this agreement.

It is hereby clarified that the payment as stated in paragraph 4.3 above together with the rent stated in paragraph 3 above shall be called for the purpose of this agreement: “rent”, and all the provisions of the agreement, as far as they concern the rent shall apply with the necessary changes also in relation to the payment as said above in this paragraph.

5.	Securities

In order to ensure the performance of all the obligations of the lessee’s towards the lessor fully and timely, the lessee shall hand to the lessor, on the occasion of signing this agreement, a promissory note for a total money value of four months rent plus VAT. The lessor shall be entitled to materialize the promissory note as said above in this paragraph, fully or partially, for the performance of each payment that the lessee owes according to this agreement, subject to prior addressing in writing on behalf of the lessor to the lessee, sent by registered mail, and after the latter did not pay the above-said payment within 14 days from the day of receiving the letter.

6.	Guarantees

6.1.	To ensure the fulfillment of obligations by the lessee according to this lease agreement fully and timely, the lessee shall hand to the lessor, on the occasion of signing this agreement, an autonomous index-linked bank guarantee in the form attached as Appendix D to the agreement, for a total equal to five months rent plus VAT as applicable by law.

6.2.	The lessor shall be entitled to materialize the abovementioned bank guarantee and be paid out of it as stated, fully or partially, and for the purpose of every payment which the lessee is obligated to pay according to this agreement, subject to at least 14 days prior notice in writing, detailing the cause of the demand – forfeiture of the above-mentioned guarantee.

6.3.	If the lessor materializes the bank guarantee legally, fully or partially, for any reason whatsoever, the lessee shall entrust to the lessor a new autonomous bank guarantee for a money value equal to the forfeitured sum, and this within 14 days as of the day of receiving the notice from the lessor regarding the forfeiture of the guarantee as stated.

6.4.	In the case that the lessee has not provided the lessor with a certificate of renewal of validity of the guarantee, 30 days prior to the end of its validity, the lessor shall be entitled to materialize the guarantee and to hold the materialization monies in return for the guarantee until the presentation of a new guarantee.

6.5.	It is agreed that the lessor shall return to the lessee the guarantee in full or in part, as applicable, after the vacation of the rented property by the lessee and after the accounts have been settled.

6.6.	It is hereby clarified that breach of any of the instructions of this paragraph 5 shall be considered as a fundamental breach of contract.

7.	Erecting, Adjusting and Leasing of the Rented Property

7.1.	The lessee hereby confirms that it visited the building and the rented property when only the external casing of the building had been erected, and that it viewed the blueprint and the technical specifications, and that it found them suitable and adequate for its requirements and the purpose of the lease, subject to the completion of the final and internal works detailed in the technical specifications document attached to this agreement.

7.2.	The lessee confirms that it knows that presumably at the time of handing over the rented property to its tenure – part of the building will be free of other lessees, and it does not and will not have any claim in this regard, as long as when works of various kinds will be performed in the building after the commencement of the renting period, they will be performed with reasonable and minimal disturbance to the business of the lessee.

7.3.	The lessor confirms that as of the renting period and onwards, the rented property shall be approved by “Tofes Arba”. However, even if at the time of handing over of the property only a conditional Tofes Arba will be given but the rented property will be suitable for occupation – the lessee shall be liable to pay rent from the day of actual leasehold.

7.4.	It is clarified that if and as long as at the time of handing over, the rented property will not have a Tofes Arba, but the rented property can actually be used, the lessee shall bear the payment of the rent as of the actual beginning of the leasehold, and the lessor shall perform actions, at its expense only, in order to receive the above-said Tofes Arba as soon as possible.

7.5.	It is clarified that the lessee itself shall take care to receive all the approvals and/or permits required by law, which are connected and/or stem from the adjustments performed by the lessee, and that any delay in receipt of the approvals and/or permits as stated will be the responsibility of the lessee, and it will not be considered as delay in handing over the rented property.

7.6.	it is agreed that if and as much as any of the authorities will demand improvement / installment of any system and/or improvement to an existing system in the rented property, which stems from a feature and/or occupation and/or working methods which are customary at the lessee, the lessee shall bear alone the cost of building that system.

7.7.

The lessee shall be entitled to perform as of the first day of the renting period, at its expense and sole responsibility, adjustment works, but only according to plans which are approved in advance and in writing by the lessor, at its sole discretion. The adjustment works will be subject to the instructions in paragraph 16 hereunder, and they shall be considered as any change and/or addition that the lessee made in the rented property. To remove any doubt, it is clarified that the obligation of receiving permit for the adjustment works and all the costs involved therein shall fall fully and only on the lessee.

8.	The Date of Handing-Over the Rented Property

8.1.	The entrance date to the rented property is on the day of the beginning of the lease, as detailed in Appendix B. Upon delivery of the property, a protocol of delivery shall be written between the parties, which will specify the existing state of the rented property.

The date of fulfillment of obligations of the lessor according to this agreement, including the date of handing-over the tenure in the property, can be extended to a further period due to provisions of any law, force majeure, war situation which does not enable work on the site, general mobilization, fire, willful act, non-giving of the required permits and consents, orders and/or instructions of authorized bodies due to non-completion of infrastructure and development works on the land and/or on the surroundings thereof, by the local authority or any other authorized body, as well as due to any factor or reason which the lessor cannot prevent. However, in such case/s as stated above, the date of fulfillment of obligations by the lessor shall be extended for the appropriate amount of time required for completion of obligations after the factors which prevented the performance thereof on time will be removed, with an additional period of 7 days for getting organized.

8.2.	It is hereby declared that the date of handing over the leasehold in the rented property was determined in light of the date planned for the completion of building of the property and the adjustment works performed, as stated in Appendix A, according the lessor’s plan, but a delay may occur in the date of completion of building due to reasons that are not detailed in sub-paragraph 7.2 above, and then the date of delivery of leasehold shall be delayed for a further period.

Therefore it is agreed, without derogating from the said in paragraph 7.2 above, that arrears of up to 45 (forty five) days on behalf of the lessor in giving-over the leasehold of the new rented property to the lessee shall not be considered as any breach of this agreement or any of its instructions by the lessor.

If by the time set for giving-over the tenure in the rented property, the new property is not completed, but the non-completion does not harm the functional use by the lessee, then the actual entering day to the rented property shall be considered as the date of the beginning of the renting period, and the lessor shall complete its works without delay. It is clarified that using the new property by the lessee (in distinction from performing adjustment works) shall form a proof that the non-completion does not harm the functional use, as mentioned above.

9.	Maintenance of the Rented Property

9.1.	The lessee undertakes to maintain the rented property and its systems, including all that is connected thereto and every apparatus and equipment which exist in the rented property, without derogating from the abovementioned: a sanitary system, an electricity system, fire extinguishing system, etc. in good state, in order and unharmed, to the lessor’s satisfaction.

It is clarified that the lessee shall bear all the necessary repairs, which are not the responsibility of the lessor, as stated in paragraph 9.4 hereunder and on the lessee’s expense only.

9.2.	The lessee shall be responsible for any damage that is caused by it and/or by any one on its behalf to the rented property. The lessee undertakes to indemnify the lessor immediately upon its first demand to do so, with the full sum of loss/expense which was caused to it, if so caused, in respect of the damage as stated, and all without derogating from the lessor’s rights according to this agreement and/or by any law for every other remedy or relief.

9.3.	The lessor shall be responsible only for damages that are caused to the following parts of the rented property: roof, external casing and construction, piping, plumbing (up to walls only), electricity and air-conditioning, as long as the damages as stated do not stem, whether directly or indirectly, from an act and/or a failure, intended or negligent on behalf of the lessee and/or any of its workers and/or emissaries and/or anyone on its behalf. To dispel any doubt, it is clarified that the lessor shall not in any case be responsible to damages in regard to the adjustment works/additions carried out by the lessee or anyone on its behalf.

It is clarified that the responsibility of the lessor, as far as it is concerning the electricity and air-conditioning systems, is for intrinsic material system defects only and does not include current maintenance care and/or light repairs, which shall be carried out by and at the expense of the lessee.

9.4.	Damages under the responsibility of the lessee shall be repaired within 30 days, and damages which require urgent repair shall be repaired as soon as possible, and if not – the lessor shall be entitled to repair them and charge the lessee by the cost of the repair. Damages on the responsibility of the lessor as stated in paragraph 9.3 above shall be repaired within 30 days, but damages which may disturb the daily operation of the enterprise, shall be repaired as soon as possible after a delivery of notice from the lessee to the lessor.

10.	Use of the Rented Property

Use of the rented property not for the purpose agreed shall form a fundamental breach of this agreement by the lessee.

The lessee confirms that it is well aware, that other lessees will use the common areas of the building, and the lessee hereby undertakes not to prevent other lessees from making a reasonable use of the common areas as stated, including the provision of access thereto.

The lessee shall act in the rented property according to the accepted norm in buildings of that kind, and it will obey and fulfill all the reasonable instructions given from time to time by the lessor in connection with the rules of behavior therein, as long as it received a copy thereof in writing. The lessee shall ensure and care that all its employees and/or representatives will also behave according to the instructions in this paragraph.

The lessee shall keep the rented property and its surroundings clean and orderly, and will fulfill the instructions of the lessor regarding the cleaning arrangements, the way to dispose of waste and garbage, and making sure that the building systems are in good order, including sewage system, and all in condition that these instructions are reasonable and within the accepted realms in such buildings and subject to receiving the directions in writing.

11.	Receiving of Permits / Licenses

The responsibility for receiving all the permits and licenses required for running the business of the lessee in the rented property shall be borne by the lessee only and at its expense, and in no case will any responsibility be borne by the lessor due to the absence of any permit or license which is required by law.

The lessee hereby declares that it checked at all relevant authorities the requirements and approvals required thereof in order to operate its business in the rented property, and that it had found the property suitable for all its purposes.

The lessee shall care to renew on time every license and permit which are required in order to run its business in the rented property according to the purpose of the lease, including those due for fixing signposts, and it undertakes to provide the lessor with a copy of every license and permit as stated.

Non receiving of licenses and/or permits as stated, and/or non-renewal thereof as required, shall form a breach of contract on behalf of the lessee, but will not form a ground for releasing the lessee off its liabilities according to this agreement, and the lessor shall be entitled, but not obliged, in case of such breach, to cancel the agreement, after giving a 7 (seven) day notice in advance and in writing to the lessee, and to demand of the lessee, in addition to any other relief, a payment for all the damages caused as a result of the breach.

The lessee shall bear alone any fine or penalty imposed due to the management of the business and/or the use of the rented property by the lessee and/or its employees and/or its emissaries and/or its clients without having a permit or by deviation from the permit.

12.	Electricity and Water

12.1.	The lessee confirms that it is well aware, that the supplies of electricity and/or water to the rented property are subjunctive to the engagement between the lessee and the Electric Company and/or the local authority, everything according to the matter in reference.

12.2.	The lessee undertakes to apply to the local authority and to order water and/or electricity on its name, and to report to the local authority about the beginning of the leasehold as of the day of entrance to the property.

12.3.	If it is not possible to connect the rented property to the water and/or electricity meter, the company shall pay the lessor the above payments according to its consumption which shall be calculated by an independent meter, which will be installed by the lessor in the rented property.

12.4.	It is agreed that the lessee shall also bear the payments of electricity and water due to common use in the building, including in the parking lot of the building, and this according to the relative part of the rented property of the whole building area.

13.	Damage Caused by The Lessee

The lessee undertakes to use the rented property subject to the instructions of this agreement, and to ensure that during the whole period of the lease, the rented property and the installations therein shall be in good order, except reasonable wear and tear, and to refrain from causing damage and/or depravation to the rented property and/or to any of its installations. Without prejudice to the foregoing, the lessee undertakes to repair immediately and at its expense, any damage caused to the rented property by the lessee or by those who visit the property.

14.	Looking after the Rented Property

The lessee shall not bring into the rented property any equipment which may cause damage to the property, and shall not place on the floor of the property a bigger load than the floor is meant to hold.

If the lessee wishes to make use of the walls in the property, and/or the ceilings and roofs of the property and/or any other components of the rented property, for the purpose of connection or loading of devices and/or items of any kind (not usual furniture), then the lessee shall have to receive, before carrying out any action and/or work, the written consent of the lessor.

15.	Insurance

Without derogating from the responsibility and undertakings of the lessee according to this agreement and/or by law, as of the date of bringing assets and/or any property into the rented property or from the day of beginning of the lease – whichever the earlier, the lessee undertakes to purchase at its own expense and to hold firmly during the whole of the renting period, the insurances detailed in the certificate of arranging the lessee’s insurances, enclosed as Appendix F to this agreement. The lessee undertakes to provide the lessor with the certificate of the insurer (Appendix F) prior to its entrance to the rented property and as a condition for receiving the leasehold.

The lessee also undertakes, without demand of the lessor, to provide a certificate of insurance for the erection, enclosed as Appendix G to this agreement, at any time it wishes to perform building improvements in the rented property, and as a condition to start the performance of any work whatsoever.

15.1.	The following instructions shall apply to the lessee’s insurances as specified above:

15.1.1	The lessee undertakes to pay the premiums on the dates agreed with the insurer, and to the request of the lessor to provide receipts on the premium payments.

15.1.2	The lessee’s insurances shall include an explicit condition, according to which they are precedent to any insurance arranged by the lessor, and the insurer hereby waives any demand or claim regarding participation in the lessor’s insurances. The insurer will also undertake that the policies will not be reduced or cancelled unless a written notice sent by registered mail will be given to the lessor at least 60 days in advance.

15.1.3	The lessee undertakes to provide the lessor during the whole renting period, at its request, with a certificate regarding the arrangement of the lesee’s insurances, legally signed by the insurer.

15.1.4	To dispel any doubt, it is clarified that non-providing of the insurer’s certificate as stated above shall not derogate the undertakings of the lessee according to this agreement, including and without prejudice to the generality of the aforesaid, performance of any payment which falls on the lessee, and the lessee undertakes to fulfill all its obligations according to this agreement.

In this context it is clarified that the above-said arrangement of insurances by the lessee can not reduce or diminish in any way the undertaking of the lessee according to this agreement, and shall not release it from its obligation to compensate the lessor and every person whatsoever for any damage that the lessee is responsible for according to this agreement and/or by any law. Payment of any insurance compensation shall not cause reduction of the indemnity or compensation that the lessor is entitled to due to damage or loss.

15.1.5	In the case that the lessee did not fulfill its obligation according to this paragraph 15, then the lessor shall be entitled, but not obligated, to arrange the insurances or part thereof in place of the lessee and at its expense and/or pay instead of the lessee any sum whatsoever, and this without lessening the right of the lessor to any other relief.

15.2.	The lessor undertakes to purchase and hold firmly, during the whole of the renting period, the insurance policies as follows (hereinafter: “the lessor’s insurances”):

15.2.1	Insurance for the value of full founding of the rented property building, on its attachments, as well as additions and improvements which were made on the property by the lessor, against the regular risks of “extended fire insurance”, including smoke, lightning, explosion, earthquake, pogroms, strikes, willful damages, storm, gale, flood, water and other liquid damages, bursting of pipes, aircraft injury, supersonic explosion damage, smash-up, burglary, and any other risk which the lessors thinks fit, in sums or without limiting the sum, as the lessor will determine at its sole discretion.

The insurance as stated, shall include a paragraph regarding the waiving of the right of subrogation towards lessees and/or tenants in the rented property building due to damage caused by them to the building, as long as the above-said regarding the right of subrogation shall not apply in favor of a person who caused a willful damage, and the waiving shall apply mutually also to the lessee’s insurances.

For the purpose of this paragraph, the term “the building of the rented property” will include all the systems which form an inseparable part of the building, and will explicitly not include the contents of the properties and any addition, repair, alteration, improvement, or enlarging, which were done on the rented properties by the lessees or by those on their behalf.

15.2.2	Insurance of loss of rent for the lessor as a result of a loss or damage to the rented building due to the risks detailed earlier in paragraph 15.2.1, except burglary, for a period which is not less than 12 months.

The insurance as stated, shall include a paragraph regarding the waiving of the right of subrogation towards lessees and/or tenants in the rented property building due to damage caused by them to the building, as long as the above-said regarding the right of subrogation shall not apply in favor of a person who caused a willful damage, and the waiving shall apply mutually also to the lessee’s insurances.

The lessee declares that it will not have any argument and/or demand and/or claim against the lessee due to damage for which the insurer paid indemnity and/or compensation, and this up to the amount which the insurer actually paid and as of the date of paying this payment.

The cost of the insurances detailed above in paragraphs 15.2.1 and 15.2.2 as well as third party insurance to insure the legal responsibility of the lessor, in a sum of $ 0.2 per month for each square meter of the rented property, together with the full cost of the insurance, which shall be added due to the adjustment works detailed in paragraph      above and/or any addition that the lessee will perform in the rented property, shall be paid by the lessee to the lessor with the payment of the monthly rent.

15.3.	The lessee alone shall be responsible to any loss and/or damage which will be caused to a unit and/or its contents and/or the building and/or its contents and/or any person and/or property, including those employed by the lessee, its visitors and guests and/or to the clients, which will stem from any deed or failure of the lessee and/or anyone on its behalf.

15.4.	The lessee undertakes to compensate and/or to indemnify the lessor in respect of any damage or expense or loss or fine, which the lessor will pay and/or may undertake to pay and/or may be forced to pay, for which the lessee is responsible as stated in paragraph 15.3 above. The compensation and/or indemnification shall include also legal expenses which the lessor will have in regard the above and shall be paid to the lessor immediately upon its first demand.

15.5.	It is hereby clarified that in any case in which the lessor will be forced to activate any of the insurance policies due to an act and/or failure which is the responsibility of the lessee, then the lessee shall bear the sum of the self-participation due to the activating of the policy, and this without subtracting from the rest of the lessee’s undertakings according to this agreement.

15.6.	The lessor and/or any person who comes and/or acts on its behalf shall not be responsible in any way whatsoever to any damage and/or harm and/or consequential loss, which will be caused to the lessee and/or to the business run therein and/or to the equipment and/or to the apparatuses in or around the business.

16.	Alterations and Additions to the Building

16.1.	The lessee shall not be permitted to carry out any alteration or addition in the rented property without a written consent of the lessor in advance (except erecting a “clean room” in the area of the property. The location of the “clean room” in the property will be according to the specified in the blueprint attached to this agreement). The lessor will not refuse to such alteration due to an unreasonable cause. To dispel any doubt, it is hereby clarified that the obligation of arranging permit for the performance of alteration or addition and all the costs involved therein shall fall entirely on the lessee alone.

16.2.	To dispel any doubt and subject to this agreement, it is agreed that any alteration or addition to the building as said in paragraph 16.1 above, shall be the property of the lessor, without giving any consideration by the lessor, and the lessee shall not be entitled to do any alterations with them without the consent of the lessor.

16.3.	At the end of the renting period, the lessee shall return the rented property to its previous condition. Thus it shall dismantle every adjustment and/or addition and/or alteration that it had performed, and this unless the lessor will choose to leave the alterations, all of them or part thereof, as they are. In this case the lessee must act in accordance with the lessor’s instruction. The stated in this paragraph does not derogate from the instructions of paragraph 16.1 above.

It is agreed that if and as long as the cost of dismantling additions as stated will not exceed the sum of 15,000 NIS, the lessor shall itself and at its expense dismantle the additions as stated.

17.	Fixing Signposts

17.1.	The lessee shall fix signposts in the rented property in coordination with the lessor and after getting its consent to the size, the workmanship and the location of the signposts and subject to the obtaining by the lessee all the necessary permits for fixing thereof. The cost of the signposts shall be borne by the lessee alone. To remove any doubt, the lessor shall not permit the lessee to fix any other signpost in the building and/or its surroundings.

17.2.	The lessee undertakes to pay fees and any other payment which will be imposed due and following the fixing of signposts.

18.	Preventing Menaces

18.1.	The use of the rented property shall be made by any law, and the lessee shall not give rise to any menaces forbidden by any law or regulation.

18.2.	In the case of claim against the lessor because of breaching the instructions of paragraph 18.1 above by the lessee, then in addition to any other right that the lessor shall have according to the instructions of the law, the lessor shall be permitted, after addressing the lessee in writing and after the latter had not corrected the breach within 5 working days as of the receipt of request from the lessor, to perform any examination and/or measurement and/or repair and/or any other act which it deems right, in order to return the situation to its previous condition and/or to remove the menace. All the expenses thereby incurred to the lessor shall apply and be paid by the lessee. The lessee hereby undertakes to return any sum spent by the lessor as stated above, together with linkage and interest as stated in paragraph 29 hereunder, from the day of spending the sums until their return by the lessee.

It is agreed that as much as a civil case is concerned, which is submitted by any body against the lessor, the lessee shall be entitled to conduct the defense in front of the prosecution on its own and at its own expense, all in coordination with the lessor.

19.	Entering the Rented Property

The lessor’s employees and emissaries shall be permitted to enter the rented property after coordinating with the lessee in advance, in order to perform repairs and other necessary works according to the instructions of this agreement.

20.	Assignment of Rights

20.1.	The lessee shall not be permitted to assign, whether directly or indirectly, including by means of transaction with shares, all the rights or part thereof, imparted to it according to this agreement to other and/or others, except to a subsidiary which is under the lessee's control, as long as the lessee shall remain responsible towards the lessor for all its obligations in this agreement.

20.2.	The lessor shall be permitted to assign its rights and obligations in the rented property and/or according to this agreement to others, as long as the lessee's rights shall be kept and not harmed.

21.	Taxes, Payments, Maintenance expenses

21.1.	The lessee shall bear all the taxes, fees, property taxes and government and/or municipal and/or other levies and other payments of any kind which fall on the leaseholder and/or on the business management of the lessee. The lessee also undertakes not to apply to the authorities with a request concerning the payments as stated above, including a request to reduce payment and/or receive an exemption for any reason without receiving the lessor’s consent in writing and in advance.

21.2.	The lessee agrees that if new taxes and/or new levies or fees, which apply to the leaseholder and/or the business management of the lessee, are imposed by the government and/or any other body, the lessee shall pay them in full.

21.3.	Despite the above-said, the lessee shall not bear any tax, levy or fee which will be imposed on the lessor as the owner of the rented property and as the owner of the leasehold on the land, including development tax, sewage tax, improvement tax, property tax, etc.

The lessee shall bear the relative part of the property in the building with regard to imposed municipal taxes, if imposed, on the common areas. The relative part of the rented property will be determined according the area of the property in comparison to the total areas of the other rented properties in the building. The fee shall be paid to the lessor together with the rent and will be collected through a standing order.

21.4.	The lessee shall participate in the expenses of common areas maintenance (such as guarding – if and as long as it exists, electricity, elevator maintenance, cleaning of public areas, gardening, garbage removal, etc.), according to its relative part as stated in paragraph 21.3 above. These expenses shall be paid to the lessor and/or to the service provider, as decided by the lessor from time to time.

The lessor shall be entitled, at its sole discretion, to instruct that the maintenance of the common areas in the building (as stated in paragraph 21.5 above) shall be carried out by a management company which the lessor will engage. The lessee hereby confirms that if and as long as the lessor will engage a management company as stated, the lessee shall bear management fee according to the relative part of the rented property in the total area of the building, based on a calculation of no less than the cost + 10%, but not more than the cost + 15%.

22.	The Landlord and Tenant Law

The parties hereby declare that for the lease according to this agreement, the lessee did not pay the lessor any key money, whether directly or indirectly, and the lessee is not a tenant protected by the Landlord and Tenant Law (consolidated version) 5732-1972 and/or any law replacing it.

23.	Vacation of the Rented Property

23.1.	The lessee shall vacate the rented property at the end of the renting period and shall return it to the lessor according to the instructions of this agreement, empty from any person or object belonging to the lessee. In any such case that the lessee has to vacate the rented property according to this agreement, whether for the reason specified in this paragraph or for any other reason specified in this agreement, it will have to return the property together with the keys, being completely empty, as described in the blueprint and the specification to this agreement, and in good condition, except for reasonable wear and tear.

23.2.	If the lessee will not vacate the rented property as stated in paragraph 23.1 above, it will pay the lessor a fixed compensation, estimated in advance (hereinafter: “the compensation”), for every day of delay, in the sum equals double the rent which shall be imposed on the rented property for one day rent in the last month of the last year’s lease.

It is agreed that if and as long as the lessee vacated the rented property from every person and object on its behalf, but a dispute will burst out between the parties as to the condition of the property at the time of transferring the tenure, then as of the day of vacation an onwards, the lessor shall not be entitled to the compensation as defined above.

The compensation will be linked to the consumer price index as detailed in paragraph 3 above, with the necessary alterations. The sums of compensation together with linkage differentials shall be paid no later than 14 days from the date of lessor’s demand, and a delay in payment will acquit the lessor with an arrears interest as detailed in paragraph 29 hereunder. The above-said does not harm or derogate any of the lessor’s rights, and especially its right to demand vacation of the rented property.

23.3.	If this agreement is legally cancelled by the lessor, and the lesse does not vacate the property within 30 days as of that date, the lessor shall be entitled, subject to the instructions of materialization of securities in this agreement, to materialize the guarantees and promissory notes which the lessee gave the lessor, and which have not been introduced for payment before the instruction of cancellation of the lease agreement and/or giving judgment of property vacation, and this in order to cover the rent or any part thereof which is due in respect of the period as of the cancellation of contract as stated or giving of judgment until the actual vacation of the property. The said in this paragraph does not form waiving of any right of the lessor’s rights towards the lessee according to this agreement or by law, or because of giving a permit to the lessee to make use of the property after the cancellation of the lease agreement, or giving of vacation judgment as stated.

24.	Early Vacation Initiated by the Lessee

24.1.	If the lessee requested to vacate the rented property before the end of the first 30 months of lease, the lessee shall have to pay the full rent for a period of 12 additional months as well as a payment of 20 NIS per square meter per month (linked to the basic index) due to the remaining renting period (up to five years of lease).

24.2.	If the lessee wishes to vacate the rented property after the end of the first 30 months of lease, the lessee shall have to pay the full rent for a period of additional 6 months as well as a payment of 20 NIS per square meter per month (linked to the basic index) due to the remaining renting period (up to five years of lease).

24.3.	In the case where the lessee has found a substitutive lessee, the identity of whom was confirmed in advance and in writing by the lessor at its sole discretion, who is prepared to hire the property according to all the conditions of this agreement, then the lessee shall be entitled to end the renting period on the day of the entrance to the property of the substitutive lessee as stated, and subject to the signing of an agreement between the lessor and the substitutive lessee. The lessor shall not refuse the substitutive lessee unless for a reasonable cause such as a proof of economic ability and so on.

24.4.	If the lessor let the rented property to the substitutive lessee for the full rent as stated in paragraph 3 to this agreement, then the lessor shall agree not to collect the rent from the lessee as stated in paragraphs 24.1 and 24.2 above, as of the day in which the rented property was let to any person other than the lessee.

24.5.	Despite the said in paragraph 24.4 above, in the case that the lessor agreed to let the property to a substitutive lessee for a monthly rent which is lower than those which are due to be paid to the lessor according to this agreement, then the lessee undertakes to pay the full difference to the lessor as a condition for terminating the engagement between them.

25.	Breach of Contract and Cancellation of Lease

25.1.	The lessor is entitled to cancel the lease agreement by giving a 14 days written notice to the lessee in advance, in each of the following cases:

25.1.1	The lessee has breached a fundamental breach of the lease agreement. It is agreed that breach of the instructions in paragraphs 2, 3, 5, 8, 10, 12, 15, 16, 21, 29, or any other paragraph where it is written that the breach thereof shall constitute a fundamental breach, or a breach of any other instruction, which was not made good within 30 days from the lessor's written notice – shall be considered a fundamental breach.

25.1.2	Non-delivery of a signed standing order to the lessor for collecting the rent.

25.1.3	Use of the rented property not for the purpose agreed.

25.1.4	Transfer of the lessee's rights in the rented property to others, against the said in paragraph 20.1 above.

25.1.5	Non-payment of any sum according to this agreement, no later than within 20 days from the date determined for payment thereof, unless otherwise agreed in this agreement.

25.1.6	The issuance of property-receiving order or winding-up order, or freezing order, or appointing of an official receiver for the lessee's assets or part thereof, if not cancelled within 60 days.

25.2.	If the lessor gave a notice on the legal cancellation of the contract as a result of its fundamental breach by the lessee, the lessee shall vacate the rented property within 30 days from the day of receiving the notice.

25.3.	The instructions of this paragraph do not derogate from the lessor's rights according to this agreement or according to any law.

26.	Changes in the Agreement

Any change in the terms of this agreement or waiving of the parties' rights according to it, shall be only in writing and with the signature of those authorized to bind them.

27.	Linkage and Interest

27.1.	It is hereby agreed that every payment which is not paid by the lessee to the lessor on time, shall bear an arrears interest, such as the maximal arrears interest which will be customary in Bank Leumi Le Israel at that time due to exceeding of unauthorized credit, and this without derogating from the lessor's right to any other relief and/or remedy, whether according to this agreement or by any law.

27.2.	The lessee hereby waives, finally, absolutely and irrevocably, the right of deduction and shall not deduct from the monthly rent and/or from any payment due to the lessor according to this agreement, any sum regarding any argument which the lessee has against the lessor, if any.

28.	Value Added Tax

Every sum that the lessee is liable to pay, shall bear Value Added Tax according to its legal rate at the time of payment. The parties agree that the lessor shall be entitled to round-off the sums that the lessee must pay the lessor according to this agreement or by any law, up to the nearest shekel (NIS). The payment of VAT shall be at the time of the payment of the rent, as stated in paragraph 3.4 above.

29.	Sole Judgment Conditioning

In case of dispute and/or differences of opinion between the parties in any matter regarding this agreement, including financial and other claims which stem from this agreement – the parties shall apply to the authorized court for such matters in Haifa only.

30.	Fulfillment of Judgments

The parties shall fulfill the instructions of any law regarding the rented property and its use.

31.	Provision of Notices

Every notice that the parties must deliver to each other shall be considered as if delivered within 96 hours from the day of sending it by registered mail to the address of the other party, as detailed below:

The lessee: Nilimedics Ltd.             The lessor: Heshet Carmel Ltd.

                                                                              3 Ha’eshel, Industial Park South

                                                                              Caesarea

    And in witness whereof the parties have hereunto set their hands to sign:

(Signature and Stamp) Nilimedics Ltd.	(Signature and Stamp) Heshet Carmel Ltd.
The Lessee	The Lessor

Appendix A

Technical Specification – Office Floor Level +6.82

1.	General

A floor area of 510 sq. m. (without public areas), offices, laboratories and clean rooms on part of the second floor in the structure, at level +6.82.

2.	Exterior Mantle

The mantle of the building is constructed from screen walls, aluminum filling and rigid construction, clad with exterior mosaic.

Windows that can be opened are incorporated in the screen walls.

3.	Interior Allocation

10 work stations in an open space and nine enclosed offices.

Partitions in the open space area will be made of drywall of an overall thickness of 100 mm., up to a height of +1.20 m.

Noticeable concrete pillars in the structure will be covered with drywall.

The partitions of the enclosed rooms will be made of single membrane drywall of an overall thickness of 100 mm., with rock wool acoustic insulation of a density of 80 kg. / cu. m.

4.	Floor Tiling

Floor tiling of ceramic / granite porcelain tiles manufactured by Negev or equivalent, of dimensions of 45 X 45 cm. with 3 mm. bevels.

5.	Acoustic Ceiling

Acoustic ceiling of Georgian or equivalent type, of dimensions of 60 X 60 cm.

6.	Paint

The painting of walls and partitions will be with supercryl paint, of a shade to be selected by the architect.

7.	Doors

7.1	Doors to the Offices

Wooden doors with a transparent rectangular fanlight (lift) of a Cherry Palazzo type, manufactured by Karmiel Wood Industries or equivalent, laminated with CPL, filled with flex board, polished nickel handles of a Bologna model, with a cylinder lock.

7.2	Main Entrance Door

10 mm. security door made of tempered glass including an electric lock and an oil return matt nickel handle.

8.	Toilets and Kitchenette

8.1	Toilets

•	Separating walls between the ladies’ and mens’ toilets and the corridor will be made of 10 mm. thick concrete blocks.

•	Internal partitions of Trespa type, or equivalent, from floor to ceiling.

•	Floor tiling of ceramic / granite porcelain tiles as per paragraph 3.

•	Wall cladding of white ceramic tiles 20 X 20 up to the height of the ceiling trays.

•	Doors – wooden doors in accordance with paragraph 6.1, without a rectangular fanlight.

•	Toilet bowls – Harsa model.

•	Flush tanks – dual quantity.

•	Suspended urinals, Harsa model.

•	Ceilings – 30 cm. wide sheet metal trays of a white shade of color.

•	Lighting – in accordance with paragraph 8.2.

•	Hand wash basin, incorporated in Kiesar marble.

      The toilets are outside of the leased area and are common to the rest of the tenants on the floor.

8.2	Kitchenette

•	Upper and lower kitchen cabinets at a length of 2 meters. Post forming doors, of a shade in accordance with the selection of the architect.

•	Marble counter top – Keisar model 3200.

•	60 X 40 white Harsa sink.

•	Long spout tap Hamat matt nickel or equivalent.

•	Preparation for a water outlet above the level of the marble countertop for a drinking water machine.

•	Wall cladding above the level of the marble countertop with 20 X 20 cm. ceramic tiles of a height of 60 cm.

9.	Electricity, Communications, Public Address System, Smoke Detection

9.1	Main Electricity Board

Electricity board in accordance with that required in the standards.

9.2	Lighting

Light fittings with parabolic louvers, manufactured by Ga’ash, with 4 X 18W tubes will be incorporated in the acoustic ceiling.

Emergency light fittings in accordance with the safety / electricity consultant’s plan.

The strength of the illumination will be approximately 500 lux.

In the region of the toilets and the kitchenette, lighting and outlet sockets will be put in, in accordance with the architect’s design.

9.3	Infrastructure for Very Low Voltage Systems

Infrastructure consisting of pipes only will be prepared for Very Low Voltage, computer communications, telephony and alarms systems, from the work stations to the space above the acoustic ceiling.

9.4	Work Station

Manufactured by Niscont or Ada Plast.

Containing four outlets connected to one circuit, a telephone jack and a computer communications jack, not including the end accessories (the outlet plug / jack).

Infrastructure of piping only will be prepared for each work station, for telephony and computer communications (two pipes, up to the space above the acoustic ceiling.

9.5	In the region of the main entrance door, switches for the general cut off of the lighting system and the air conditioning, will be installed.

10.	Fire Extinguishing

10.1	Execution in accordance with the Fire Dept. requirements, including full fire extinguishing stations.

10.2	A sprinkler system adapted to the acoustic ceiling.

10.3	A public address system and smoke detection system.

10.4	A warning board for the above stated.

11.	Air Conditioning

The air conditioning system, which operates under the inverter method, includes a central condensing system and internal air conditioning systems. Separate control for each enclosed room.

Air conditioning units for the open space.

A fresh air unit for 2 air exchanges per hour.

A ventilation system for the toilets.

12.	Insofar as the lessee will request of the lessor to carry out additional work in the leased premises, which are not included in the framework of this specification, then the lessor will submit a quotation to the lessee with respect to the execution as stated, and this quotation will be approved by the lessee prior to the execution of the work.

( - signature - )	( - signature - )
Nilimedix Ltd.	Chesht Carmel Ltd.
Matam, Building 5 / 1	P. O. Box 3146
P. O. Box 15020 Haifa 31905	Caesarea Industrial Park 38900

Appendix B – Term of Lease

1.	The lease in accordance with this agreement is for a period of 5 years, commencing from the date of entry into the leased premises, which has been set as February 18, 2009, (hereinafter: “The Lease Commencement Date”) and this is subject to the fulfillment of all the obligations on the part of the lessee, as detailed in this agreement (hereinafter: “The Lease Period”).

2.	Should the lessee comply with all the terms and conditions of this agreement in full, and it will desire to lease the leased premises for an additional period, it is granted the right to extend the lease for an additional period of five years (hereinafter: “The Additional Lease Period”) as long as it complies with all the accumulative terms and conditions as detailed below.

2.1	The lessee paid the lease fee and all the obligatory payments, the taxes, the levies and all imposed on it in accordance with this agreement, for the entire previous lease period, for the additional lease period, and produced appropriate authorizations to that effect to the lessor.

2.2	The lessee will inform the lessor in writing, at least 6 months prior to the end of the previous lease period for the next lease period, of its desire to extend the lease period for an additional period, as aforesaid.

2.3	Should the lease period be extended for an additional period, all the terms and conditions of this agreement will apply, with the exception of the right to an additional extension of the lease period.

3.	Should the lessee exercise its right to extend the lease period, the monthly lease fees that will be paid to the lessor for the duration of the additional period, will be as stated in paragraphs 3.1.1 and 3.1.2 of this agreement.

( - signature - )	( - signature - )

The Lessee	The Lessor
Nilimedix Ltd.	Chesht Carmel Ltd.
Matam, Building 5 / 1	P. O. Box 3146
P. O. Box 15020 Haifa 31905	Caesarea Industrial Park 38900

Appendix C – Promissory Note

Marked as Cancelled.

Appendix D

To:

Chesht Carmel Ltd.

Bank:
Branch:
Address:
Date:

Dear Sir / Ma’am,

Re: Bank Guarantee

1.	We hereby guarantee to you to pay any amount up to an overall amount of NIS 190,000 (in words: One hundred and ninety thousand New Israeli Shekels) (hereinafter: “The Guarantee Amount”) that will be demanded from Nilimedix Ltd. (hereinafter: “The Guaranteed Party”) with respect to the obligations of the guaranteed party to you with respect to the lease agreement of .

The guarantee amount will be linked to the Consumer Price Index as published from time to time by the Central Bureau of Statistics and Economic Research, under the following linkage conditions:

The “Base Index” in the matter of this guarantee will be the index known on the date of the signing of the contract, that is: the Index on June 2008, which was published of the 15th day of the subsequent month (or near to that date), at a rate of 104.9 points.

The “New Index” in the matter of this guarantee will be the index recently published and prior to the receipt of your demand in accordance with this guarantee.

The linkage differences in the matter of this guarantee will be calculated as follows: If it transpires that the new index increased with respect to the base index, the linkage differences will be an amount equal to the product of the difference between the new index and the base index multiplied by the amount of the guarantee, divided by the base index. Should the new index be less than the base index, we will pay you the amount stipulated in your demand up to the amount of the guarantee, without any linkage differences.

2.	Upon your first demand in writing, no later than ten days from the date of the receipt of your demand by us, in accordance with our address detailed above, we will pay you any amount stipulated in the demand as long as it will not exceed the guarantee amount with the addition of linkage differences, without imposing on you the obligation of proving your demand and without you having to first demand the payment from the guaranteed party.

3.	This guarantee will remain in force until the day of the month of in the year (inclusive) as long as after this date, it will be null and void.

Any demand in accordance with this guarantee must be received by us in writing no later that the above stated date.

Sincerely

Bank

Signed by Nilimedix

Appendix E – Account Debit Instruction

This is a standard bank form pursuant to which Nilimedix instructed the bank to debit its account for rent payment to the lessor.

Appendix F

Authorization to Draw Up Lessee’s Insurance

To:

Chesht Carmel Ltd. (Hereinafter: “The Lessor”)

Re: Authorization of the Drawing up of Employer

Liability Insurance, Third Party Liability,

Property Insurance and Loss of Profit Liability

We hereby confirm that we have drawn up the insurance detailed below as stated in paragraph 15 of the agreement between you and Nilimedix Ltd. (hereinafter: “The Lessee”) with respect to the property leased by the lessee on                      and this for a period commencing on                      and terminating on                     .

a.	The lessee’s liability to its employees and / or all those employed by it, and on its behalf, in accordance with the Damages Ordinance (New Version) and / or in accordance with the Responsibility for Damaged Goods Law 5740 – 1980, with respect to death and / or bodily harm for any worker as a result of an accident or illness, during or in the wake of his work, with a limit of liability of $5,000,000 (five million United States Dollars), per injured individual, per occurrence, and in total for every annual period of insurance.

The insurance, as stated, is not subject to any limitation with respect to hours of work, work at heights and at depths, contractors, sub contractors and their workers, bait and poison as well as in the matter of the employment of youths.

The insurance policy as stated was expanded to indemnify the lessor in the event that it will be considered the employer of the workers of the lessee or any of them.

b.	Third party liability insurance – indemnity insurance of the lessee and / or the management company and / or any third party, in accordance with the laws of the State of Israel of a limit of liability that is not less than an amount in New Israeli Shekels equivalent to $1,000,000 per case and in total for the annual period of insurance.

The insurance policy as stated is not subject to any limitation with respect to liability derived from fire, panic, explosion, lifting devices, loading and offloading, poisoning, anything damaging in food and beverage, defective sanitary facilities, strikes and shut downs, as well as claims on the part of the National Insurance Institute.

The insurance policy as stated was expanded to also cover the liability of the lessor as owners and / or managers of the leased premises and also with respect to their liability for the deeds and / or failures of the lessee.

The insurance policy will include a cross liability clause.

The property of the lessor will be considered as being third party property.

c1.	Property insurance – insurance of the contents of the leased premises and any other property owned by and / or under the responsibility of the lessee including any repair, alteration, improvement, renovation and addition to the leased premises that were carried out and / or will be carried out by the lessee and / or those acting on behalf of the lessee, at establishment value, against the following risks: Fire, smoke, lightening, explosion, earthquake, storm, gale, flood, water damage, crash damage by aircraft, sonic boom, collision, strike, riots, malicious damage and break in.

c2.	Insurance against loss of profits of the lessee, in the wake of the damage caused to the leased premises and / or to the contents therein, due to the risks of the insured as stated above, for the duration of the period of indemnity which is not less than 12 months.

c3.	The insurance policies as stated in paragraphs c1 and c2 above include specific terms and conditions in accordance with which, we waive any right of subrogation with respect to the lessor and / or all those acting on behalf of the lessor, and with respect to all the owners and / or the lessees and / or the tenants in the property.

That stated with respect to the waiver of the right of subrogation will not apply for the benefit of a person who caused damage for malicious reasons.

d.	In the insurance policies detailed above in paragraphs a – c, it is specifically stipulated that these insurance policies precede any insurance policy drawn up by the lessor.

We authorize that the above stated insurance policies will not be cancelled and will not be reduced during the course of the lease period, without giving you notification to this effect, by registered mail, 60 days in advance.

Signature of the Insurer	Signature of the Insurer

Name of the Signatory	Name of the Signatory

Nilimedix has signed this document.

Appendix G

Authorization to Draw Up Insurance

for Renovation and Modification Work

To:

Chesht Carmel Ltd. and / or Subsidiary Companies and / or Associated Companies

(Hereinafter: “The Lessor”)

Re: Authorization to Draw up Insurance

for Modification and Renovation Work

We hereby authorize that we have drawn up the insurance detailed below with respect to the agreement of                      drawn up between the lessor and Nilimedix Ltd. (hereinafter: “The Lessee”) with respect to the property leased by the lessee at Ha’etgar Street, Tirat Hacarmel Industrial Park, and this for a period commencing on                      and up to                      including an extended maintenance period of 12 months (hereinafter: “The Insurance Period”).

Chapter A – “All Risks” type insurance within the framework of the contracting work insurance policy.

The insurance policy covers the work, including materials, equipment, facilities, and anything else that will be brought in for the execution of the work of any type whatsoever, in the leased premises.

This policy includes the lessor and / or contractors and / or sub contractors as additional insured persons.

The total value of the work and the materials at full value:

The insurance policy includes the following expansions: Removal of rubble totaling $50,000.

Adjacent property and property which is being worked upon totaling $250,000.

Direct damage from flawed design / deficient work and / or defective materials totaling $250,000.

Earthquake and act of nature damage.

Break in / theft and robbery.

Chapter B – Third Party Liability Insurance

The insurance covers the indemnity of the insured under the law with respect to a third party with respect to any physical attack, loss, bodily and / or property damage in the wake of the work detailed in Chapter A above.

This policy includes the lessor and / or contractors and / or sub contractors as additional insured persons.

The limits of liability of this insurance policy is $500,000 (five hundred thousand United States Dollars) per occurrence for the period.

The insurance policy includes the following expansions: Cross liability clause.

The property of the lessor will be considered as being third party property.

The insurance policy will not be subject to any limitation with respect to vibration and / or the weakening of supports as well as subrogation claims on the part of the National Insurance Institute.

Any person who is not included in the payroll lists of the insured will be considered as being a third party.

Damage to third party property in the wake of the use of mechanical engineering equipment which is a motorized vehicle with the exception of compensation indemnity in accordance with the Compensation Law for Road Accident Victims and indemnity covered by standard vehicle insurance policies.

The indemnity over and above the above stated is the limit of liability stipulated above.

Chapter C – Employers’ Liability Insurance

Employers’ indemnity insurance with respect to the indemnity of all the employees in the execution of work at the limit of liability totaling $5,000,000 (five million United States Dollars) per injured individual, per occurrence and in total for the annual period of insurance.

This insurance will not include any limitation with respect to work at heights and at depths, hours of work, contractors, sub contractors and their workers, as well as in the matter of the employment of youths. The name of the insured on this policy is expanded to include the lessor and / or contractors and / or sub contractors.

It is hereby clarified that this policy is expanded to cover the liability of the lessor and / or its workers should they be sued with respect to damage or injury to workers of the lessee and / or sub contractor and / or anyone acting on behalf of the lessee and / or who will be stipulated as bearing vicarious liability with respect to any of the lessee’s workers as long as the stated injury and / or damage will be considered as a work accident within the framework of this policy.

General:

1.	In the above stated policy, Chapters A, B and C above include a specific condition in accordance with which we waive the right of subrogation with respect to the lessor, its workers and managers and / or any other person in its service and / or all those acting on its behalf. That stated with respect to the waiver of the right of subrogation will not apply for the benefit of a person who caused damage for malicious reasons.

2.	We authorize that the insurance policy will not be cancelled and will not be reduced during the period of the lease without you having been given a notification to this effect in writing, 60 days in advance.

3.	The lessee solely is responsible for the payment of the premiums and deductible amounts stipulated in the insurance policies detailed above and for the fulfillment of all the obligations imposed on the lessee in accordance with the terms and conditions of the policies.

4.	In the above stated insurance policies, in Clauses a – c (Hereinafter: “The Insurance Policies”), it is specifically stated that these insurance policies precede any insurance drawn up by the lessor and we waive any allegation of participation in the lessor’s insurance.

5.	The terms and conditions of the policy drawn up in accordance with this authorization, will not be less that the version known as Bit 2006 or any other version that will replace it.

Subject to the terms and conditions and to the reservations of the original policies insofar as not specifically altered by that stated above.

Signature of the Insurer	Signature of the Insurer

Name of the Signatory	Name of the Signatory

Nilimedix has signed this document.

Appendix H

Modification Work

The modification work that will be carried out by the lessee, over and above that stated in the specification, is in accordance with the following details:

1.	8 open space work stations as detailed in paragraph 3 and paragraph 9.4 of the technical specification 8 units X NIS 3,500 / unit	NIS 28,000

2.	2 enclosed rooms as detailed in paragraph 3 and paragraph 9.4 of the technical specification 2 units X NIS 7,500 / unit	NIS 15,000

3.	Permanent glass windows of dimensions 1.2 m. X 1.5 m. between the rooms and in the direction of the corridor (as stipulated in the drawing)

	12 units X NIS 1,800 / unit	NIS 21,600

	Total Modification Work	NIS 64,600

The payment for this work will be paid by the lessee upon entry into the leased premises, with payment terms of current + 30 days.